SUB-ADVISORY AGREEMENT
AMONG
WT MUTUAL FUND,
RODNEY SQUARE MANAGEMENT CORPORATION AND
WILMINGTON TRUST INVESTMENT MANAGEMENT, LLC

            THIS SUB-ADVISORY AGREEMENT is made as of the 16th
day of May 2011, among WT Mutual Fund, a Delaware statutory
trust (the "Trust"), Rodney Square Management Corporation (the "Adviser"), a corporation organized under the laws of the state of Delaware and Wilmington Trust Investment Management,
LLC, a limited liability company organized under the laws of the state of Delaware (the "Sub-Adviser")
            WHEREAS, the Trust is registered under the
Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and offers for sale distinct series of shares of beneficial interest each corresponding to a distinct portfolio; and
            WHEREAS, the Adviser acts as the investment adviser
for the Funds pursuant to the terms of an Investment Advisory Agreement between the Trust and the Adviser under which the
Adviser is responsible for the coordination of investment of each Fund's assets in portfolio securities; and
            WHEREAS, the Adviser is authorized under the
Investment Advisory Agreement to delegate its investment responsibilities to one or more persons or companies;
            WHEREAS, the Adviser and the Trust desires to make available the services, information, advice, assistance and facilities of the Sub-Adviser on behalf of each of the Funds of the Trust, and to have the Sub-Adviser provide or perform for the Funds various research, statistical and investment
services; and
            WHEREAS, the Sub-Adviser is willing to furnish such services for the Adviser and the Trust with respect to each of the Funds listed on Schedule A to this Agreement on the terms and conditions hereinafter set forth;
            NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, the Trust, the Adviser and the Sub-Adviser agree as follows:
1.	Appointment of Sub-Adviser.  The Adviser and the Trust
hereby appoint and employ the Sub-Adviser as a discretionary portfolio manager, on the terms and conditions set forth herein, of those assets of the Fund which the Adviser
determines to assign to the Sub-Adviser (those assets being
referred to as the "Fund Account").  The Adviser may, from
time to time, make additions to and withdrawals, including
cash and cash equivalents, from the Fund Account.
2.	Acceptance of Appointment.  The Sub-Adviser accepts its
appointment as a discretionary portfolio manager and agrees to use its professional judgment to make investment decisions for the Fund with respect to the investments of the Fund Account and to implement such decisions on a timely basis in
accordance with the provisions of this Agreement.
3.	Delivery of Documents.  The Adviser has furnished the
Sub-Adviser with copies properly certified or authenticated of each of the following and will promptly provide the Sub-
Adviser with copies properly certified or authenticated of any amendment or supplement thereto:
      A.	The Fund's Investment Advisory Agreement;
      B.	The Trust's most recent effective registration
statement and financial statements as filed with the
Securities and Exchange Commission;
      C.	The Trust's Agreement and Declaration of Trust and
By-Laws; and
      D.	Any policies, procedures or instructions adopted or
approved by the Trust's Board of Trustees relating to
obligations and services provided by the Sub-Adviser.
4.	Fund Management Services of the Sub-Adviser.  The Sub-
Adviser is hereby employed and authorized to select portfolio securities for investment by the Fund, to purchase and to sell securities for the Fund Account, and upon making any purchase or sale decision, to place orders for the execution of such portfolio transactions in accordance with Sections 6 and 7 hereof and Schedule B hereto (as amended from time to time).
In providing portfolio management services to the Fund
Account, the Sub-Adviser shall be subject to and shall conform to such investment restrictions as are set forth in the 1940
Act and the rules thereunder, the Internal Revenue Code,
applicable state securities laws, applicable statutes and regulations of foreign jurisdictions, the supervision and control of the Board of Trustees of the Trust, such specific instructions as the Board of Trustees may adopt and communicate to the Sub-Adviser, the investment objective,
policies and restrictions of the Trust applicable to the Fund furnished pursuant to Section 5 of this Agreement, the provisions of Schedule B and Schedule C hereto and other instructions communicated to the Sub-Adviser by the Adviser.
The Sub-Adviser is not authorized by the Trust to take any
action, including the purchase or sale of securities for the
Fund Account, in contravention of any restriction, limitation, objective, policy or instruction described in the previous sentence.  The Sub-Adviser shall maintain on behalf of the
Trust the records listed in Schedule C hereto (as amended from time to time).  At the Trust's reasonable request, the Sub-
Adviser will consult with the Trust or with the Adviser with respect to any decision made by it with respect to the
investments of the Fund Account.
5.	Investment Objective, Policies and Restrictions. The
Trust will provide the Sub-Adviser with the statement of
investment objective, policies and restrictions applicable to the Fund as contained in the Funds' Prospectus and Statement of Additional Information, all amendments or supplements to
the Prospectus and Statement of Additional Information, and
any instructions adopted by the Board of Trustees supplemental thereto. The Trust agrees, on an ongoing basis, to notify the Sub-Adviser in writing of each change in the fundamental and non-fundamental investment policies of the Fund and will provide the Sub-Adviser with such further information
concerning the investment objective, policies, restrictions
and such other information applicable thereto as the Sub-
Adviser may from time to time reasonably request for
performance of its obligations under this Agreement.  The
Trust retains the right, on written notice to the Sub-Adviser or the Adviser, to modify any such objective, policies or restrictions in accordance with applicable laws, at any time
6.	Transaction Procedures.  All transactions will be
consummated by payment to or delivery by the custodian
designated by the Trust (the "Custodian"), or such
depositories or agents as may be designated by the Custodian in writing, of all cash and/or securities due to or from the
Fund Account, and the Sub-Adviser shall not have possession or custody thereof. The Sub-Adviser shall advise the Custodian and confirm in writing to the Trust and to the administrator designated by the Trust or any other designated agent of the
Trust, all investment orders for the Fund Account placed by it with brokers and dealers at the time and in the manner set
forth in Schedule C hereto (as amended from time to time).
The Trust and the Sub-Adviser shall issue to the Custodian
such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Sub-Adviser.
The Trust shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and, upon giving proper instructions to the Custodian, the Sub-Adviser shall have no responsibility or liability with respect to
custodial arrangements or the acts, omissions or other conduct of the Custodian, except that it shall be the responsibility of the Sub-Adviser to take appropriate action if the Custodian fails to confirm in writing proper execution of the
instructions.
7.	Allocation of Brokerage.  The Adviser shall have
authority and discretion to select brokers and dealers
(including brokers that may be affiliates of the Adviser or Sub-Adviser) to execute portfolio transactions initiated by the Sub-Adviser, subject to conformance with the policies and procedures disclosed in the Trust's Prospectus and Statement of Additional Information and the policies and procedures
adopted by the Trust's Board of Trustees.  The Adviser will
advise the Sub-Adviser of  such selection in writing.  The
Adviser also may delegate to the Sub-Adviser the authority set forth in this Section 7 to select brokers and dealers
(including brokers that may be affiliates of the Adviser or Sub-Adviser) to execute portfolio transactions initiated by the Sub-Adviser by providing written notice of such delegation to the Sub-Adviser and receiving written confirmation from the Sub-Adviser accepting such delegation.
      A.	In executing portfolio transactions, the Adviser
will give primary consideration to securing best execution. Consistent with this policy, the Adviser may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may
effect or be a party to any such transaction or other
transactions to which other clients of the Adviser or Sub-
Adviser may be a party. Therefore, the Adviser, not the Sub-Adviser, will be responsible for securing best execution on portfolio transactions initiated by the Sub-Adviser.
      B.	In retaining the discretion to select brokers and
dealers, the Adviser acknowledges that the price the Fund
Account pays or receives for a security may be different from the price paid or received by Sub-Adviser's other clients who utilize different brokers than the Fund Account.
      C.	The Adviser agrees that it will not execute any
portfolio transactions for the Fund Account with a broker or dealer which is (i) an affiliated person of the Trust,
including the Adviser or any Sub-Adviser for any Fund of the
Trust; or (ii) a principal underwriter of the Trust's shares, unless such transactions are executed in accordance with Rule
17e-l of the 1940 Act and the Trust's Rule 17e-l procedures, as adopted in accordance with Rule 17e-l.
      D.	In the event the Adviser delegates the authority to
the Sub-Adviser to select brokers and dealers to execute transactions on behalf of the Fund while giving primary consideration to securing best execution:
            1.	the Sub-Adviser agrees that it will not execute
any portfolio transactions for the Fund Account with a broker or dealer which is (i) an affiliated person of the Trust, the Adviser or any sub-adviser for any Fund of the Trust; (ii) a principal underwriter of the Trust's shares; or (iii) an affiliated person of such an affiliated person or principal underwriter, unless such transactions are (x) exempt under
Rules 10f-3(b) or 17a-10, (y) executed in accordance with Rule
17e-l of the 1940 Act and the Trust's Rule 17e-1 procedures, as adopted in accordance with Rule 17e-l or (z) executed in accordance with Rule 10f-3(c) of the 1940 and the Trust's Rule 10f-3(c) procedures, as adopted in accordance with Rule 10f-3.
The Adviser agrees that it will provide the Sub-Adviser with a list of such affiliated brokers and dealers; and
            2.	the Sub-Adviser acknowledges and agrees that in
connection with the exemptions provided under Rules 10f-3(b), 12d3-1, and 17a-10 under the 1940 Act, the Sub-Adviser (i)
will not consult with any other sub-adviser of the Fund, which is advising the Fund, concerning the Sub-Adviser or its
affiliated persons' transactions with the Fund in securities or other assets of  the Fund, and (ii) will be limited to
providing investment advice with respect to the Fund Account.
8.	Reports to the Sub-Adviser.  The Trust will provide the
Sub-Adviser with such periodic reports concerning the status of the Fund Account as the Sub-Adviser may reasonably request.
9.	Fees for Services.  For the services to be furnished
hereunder, the Sub-Adviser shall receive sub-advisory fees as provided in a separate fee letter, provided that such sub-
advisory fee shall not exceed the amount of the Adviser's fees listed in the current prospectus of each Fund. These fees may be paid by the Adviser or directly by a Fund.  If the sub-
advisory fee is paid directly by a Fund, the compensation paid to the Adviser with respect to that Fund under its investment advisory agreement with the Trust will be reduced by the amount paid to the Sub-Adviser.  The fee shall be payable
monthly as soon as practicable after the last day of each
month.
10.	Other Investment Activities of the Sub-Adviser.  The
Trust acknowledges that the Sub-Adviser or one or more of its affiliated persons may have investment responsibilities or render investment advice to or perform other investment
advisory services for other individuals or entities and that the Sub-Adviser, its affiliated persons or any of its or their directors, officers, agents or employees may buy, sell or trade in any securities for its or their own respective
accounts ("Affiliated Accounts").  Subject to the provisions of Section 7(b) hereof, the Trust agrees that the Sub-Adviser or its affiliated persons may give advice or exercise
investment responsibility and take such other action with
respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Fund Account, provided that the Sub-Adviser
acts in good faith, and provided further, that it is the Sub-Adviser's policy to allocate, within its reasonable discretion, investment opportunities to the Fund Account over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objective and policies of the Fund and any specific investment restrictions applicable thereto. The Trust acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Fund Account may have an interest from time to time, whether in transactions which involve the Fund Account or otherwise.  The Sub-Adviser shall have no obligation to acquire for the Fund Account a position in any investment which any Affiliated Account may acquire,
and the Trust shall have no first refusal, co-investment or
other rights in respect of any such investment, either for the
Fund Account or otherwise.
11.	Certificate of Authority.  The Trust, the Adviser and the
Sub-Adviser shall furnish to each other from time to time
certified copies of the resolutions of their Boards of Trustees/Directors or executive committees, as the case may be, evidencing the authority of officers and employees who are authorized to act on behalf of the Trust, a Fund Account, the Adviser and/or the Sub-Adviser.
12.	Limitation of Liability.  The Sub-Adviser shall not be
liable for any action taken, omitted or suffered to be taken by it in its reasonable judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, or in accordance with (or in the absence of) specific directions or
instructions from the Trust or the Adviser, provided, however, that such acts or omissions shall not have resulted from the Sub-Adviser's willful misfeasance, bad faith, gross negligence or a reckless disregard of duty.  Nothing in this Section 12 shall be construed in a manner inconsistent with Section 17(i)
of  the 1940 Act.
13.	Confidentiality.  Subject to the duty of the Sub-Adviser,
the Adviser and the Trust to comply with applicable law,
including any demand of any regulatory or taxing authority
having jurisdiction, the parties hereto shall treat as
confidential all material non-public information pertaining to the Fund Account and the actions of the Sub-Adviser, the
Adviser and the Trust in respect thereof.
14.	Assignment.  This Agreement shall terminate automatically
in the event of its assignment.  The Sub-Adviser shall notify the Trust and the Adviser in writing sufficiently in advance of any proposed change of control within the meaning of the
1940 Act to enable the Trust and the Adviser to take the steps necessary to enter into a new contract with the Sub-Adviser.
15.	Representations, Warranties and Agreements of the Trust.
The Trust represents, warrants and agrees that:
      A.	The Sub-Adviser has been duly appointed by the Board
of Trustees of the Trust to provide investment services to the
Fund Account as contemplated hereby.
      B.	The Trust will deliver to the Sub-Adviser a true and
complete copy of its then current Prospectus and Statement of Additional Information as effective from time to time and such other documents or instruments governing the investment of the
Fund Account and such other information as is necessary for
the Sub-Adviser to carry out its obligations under this
Agreement.
      C.	The Trust is currently in compliance and shall at
all times continue to comply with the requirements imposed
upon the Trust by applicable law and regulations.
16.	Representations, Warranties and Agreements of the
Adviser.  The Adviser represents, warrants and agrees that:
      A.	The Adviser has been duly authorized by the Board of
Trustees of the Trust to delegate to the Sub-Adviser the
provision of investment services to the Fund Account as
contemplated hereby.
      B.	The Adviser is currently in compliance and shall at
all times continue to comply with the requirements imposed
upon the Adviser by applicable law and regulations.
17.	Representations, Warranties and Agreements of the Sub-
Adviser.  The Sub-Adviser represents, warrants and agrees
that:
      A.	The Sub-Adviser is registered as an "investment
adviser" under the Investment Advisers Act of  1940 ("Advisers
Act") or is a "bank" as defined in Section 202(a)(2) of the
Advisers Act.
      B.	The Sub-Adviser will maintain, keep current and
preserve on behalf of the Trust, in the manner required or
permitted by the 1940 Act, the records identified in Schedule
C. The Sub-Adviser agrees that such records (unless otherwise indicated on Schedule C) are the property of the Trust, and will be surrendered to the Trust promptly upon request. The Sub-Adviser agrees to keep confidential all records of the
Trust and information relating to the Trust, unless the
release of such records or information is otherwise consented to in writing by the Trust or the Adviser. The Trust and the Adviser agree that such consent shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly
constituted authorities.
      C.	The Sub-Adviser will complete such reports
concerning purchases or sales of securities on behalf of the
Fund Account as the Adviser or the Trust may from time to time require to ensure compliance with the 1940 Act, the Internal
Revenue Code, applicable state securities laws and applicable statutes and regulations of foreign jurisdictions.
      D.	The Sub-Adviser has adopted a written code of ethics
complying with the requirements of Rule 17j-1 under the 1940
Act and Section 204A of the Advisers Act and has provided the
Trust with a copy of the code of ethics and evidence of its adoption. Within forty-five (45) days of the end of the last calendar quarter of each year while this Agreement is in effect, the president or a vice president or general partner of the Sub-Adviser shall certify to the Trust that the Sub-
Adviser has complied with the requirements of Rule 17j-l and
Section 204A during the previous year and that there has been no material violation of the Sub-Adviser's code of ethics or, if such a material violation has occurred, that appropriate
action was taken in response to such violation. Upon the
written request of the Trust, the Sub-Adviser shall permit the Trust, its employees or its agents to examine the reports required to be made to the Sub-Adviser by Rule 17j-l(d)(l).
      E.	The Sub-Adviser will promptly after filing with the
Securities and Exchange Commission an amendment to its Form
ADV furnish a copy of such amendment to the Trust and the
Adviser.
      F.	The Sub-Adviser will immediately notify the Trust
and the Adviser of the occurrence of any event which would disqualify the Sub-Adviser from serving as an investment adviser of  an investment company pursuant to Section 9 of the
1940 Act or otherwise.  The Sub-Adviser will also immediately notify the Trust and the Adviser if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund.
18.	Amendment.  This Agreement may be amended at any time,
but only by written agreement among the Sub-Adviser, the
Adviser and the Trust, which amendment, other than amendments to Schedules A and B, is subject to the approval of the Board of Trustees and, to the extent required by the 1940 Act, the shareholders of the Fund in the manner required by the 1940
Act and the rules thereunder, subject to any applicable orders of exemption issued by the Securities and Exchange Commission.
19.	Effective Date; Term.  This Agreement shall become
effective on the date first written above and shall remain in force for a period of time of two years from such date, and
from year-to-year thereafter but only so long as such
continuance is specifically approved at least annually by the vote of a majority of the Trustees who are not interested
persons of the Trust, the Adviser or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of the Board of Trustees or of a majority of the outstanding voting securities of the Fund.
The aforesaid requirement that this Agreement may be continued "annually" shall be construed in a manner consistent with the
1940 Act and the rules and regulations thereunder.
20.	Termination
      A.	This Agreement may be terminated by the Trust (by a
vote of the Board of Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Fund), without the payment of any penalty, immediately upon written notice to the other parties hereto, in the event of a material breach of any provision thereof by the party so notified or otherwise by the Trust, upon sixty (60) days' written notice to the other parties hereto, but any such termination shall
not affect the status, obligations or liabilities of  any
party hereto to the others Any fees due to the Sub-Adviser
will be prorated to date of termination.
      B.	This Agreement may also be terminated by the Adviser
or the Sub-Adviser, without the payment of any penalty
immediately upon written notice to the other parties hereto, in the event of a material breach of any provision thereof by the party so notified if such breach shall not have been cured within a 20-day period after notice of such breach or otherwise by the Adviser or the Sub-Adviser upon sixty (60)
days' written notice to the other parties hereto, but any such termination shall not affect the status, obligations or liabilities of  any party hereto to the others.  Any fees due to the Sub-Adviser will be prorated to date of  termination.
21.	Definitions.  As used in this Agreement, the terms
"affiliated person," "assignment," "control," "interested
person," "principal underwriter" and "vote of a majority of
the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations
thereunder, subject to any applicable orders of exemption
issued by the Securities and Exchange Commission.
22.	Notice.  Any notice under this Agreement shall be given
in writing addressed and delivered or mailed, postage prepaid, to the other parties to this Agreement at their principal
place of business.
23.	Severability.  If any provision of this Agreement shall
be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
24.	Governing Law.  To the extent that state law is not
preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered,
construed and enforced according to the laws of the State of
Delaware.
25.	Entire Agreement.  This Agreement and the Schedules
attached hereto embodies the entire agreement and understanding between the parties.
[Signature Page Follows]
            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, as of the day and year first written above.
WT MUTUAL FUND,


By:	/s/ Edward W. Diffin Jr.
Name:	Edward W. Diffin Jr.
Title:	Vice President &
Secretary


WILMINGTON TRUST INVESTMENT
MANAGEMENT, LLC


By:	/s/ R. Sam Fraundorf
Name:	R. Sam Fraundorf
Title:	President, WTIM


RODNEY SQUARE MANAGEMENT
CORPORATION


By:	/s/ John J. Kelley
Name:	John J. Kelley
      Title:	President



SCHEDULE A
FUNDS
Wilmington Prime Money Market Fund
Wilmington Tax-Exempt Money Market Fund
Wilmington U.S. Government Money Market Fund
Wilmington Broad Market Bond Fund
Wilmington Municipal Bond Fund
Wilmington Short/ Intermediate-Term Bond Fund
Wilmington Multi-Manager International Fund
Wilmington Multi-Manager Real Asset Fund
Wilmington Large-Cap Strategy Fund
Wilmington Small-Cap Strategy Fund
Wilmington Aggressive Asset Allocation Fund
Wilmington Conservative Asset Allocation Fund

Dated:	May 16, 2011


SCHEDULE B
OPERATING PROCEDURES
From time to time the Adviser shall issue written Operating Procedures which shall govern reporting of transactions and other matters so as to facilitate (i) the monitoring of the Trust's compliance with the restrictions and limitations applicable to the operations of a registered investment company and (ii) the preparation of reports to the Board of Trustees, regulatory authorities and shareholders.
SUBSTANTIVE LIMITATIONS
A	The Sub-Adviser will manage the Fund Account as if the
Fund Account were a registered investment company subject
to the investment objective, policies and limitations applicable to the Fund stated in the Trust's Prospectus and Statement of Additional Information, as from time to
time in effect, included in the Trust's registration
statement or a supplement thereto under the Securities
Act of 1933 and the Investment Company Act of 1940 (the
"1940 Act"), as each may be amended from time to time; provided, however, that if a more stringent restriction or limitation than any of the foregoing is stated in
Section B of this Schedule, the more stringent
restriction or limitation shall apply to the Fund
Account.
B.	The Sub-Adviser shall not, without the written approval
of  the Adviser, on behalf of the Fund Account:
1.	purchase securities of any issuer if such purchase
would cause more than 10% of the voting securities
of  such issuer to be held in the Fund Account (1940
Act  Section5(b)(1); IRC  Section851(b)(4)(a)(ii));
2	purchase securities if such purchase would cause:
a.	more than 3% of the outstanding voting stock of
any other investment company to be held in the
Fund Account (1940 Act  Section12(d)(1)(A)(i)),
b.	securities issued by any other investment
company having an aggregate value in excess of
5% of the value of the total assets in the Fund
Account to be held in the Fund Account (1940 Act
Section 12(d)(1)(A)(ii)),
c.	securities issued by all other investment
companies (other than Treasury Stock) having an
aggregate value in excess of 10% of the value of
the total assets of the Fund Account to be held
in the Fund Account (1940 Act  Section
12(d)(1)(A)(iii)),
d.	more than 10% of  the outstanding voting stock
of any registered closed-end investment company
to be held in the Fund Account, and by any other
investment company having as its investment
adviser any of  the Sub-Advisers, the Adviser,
or any other investment adviser to the Trust
(1940 Act  Section12(d)(1)(C));
3.	purchase securities of any insurance company if such
purchase would cause more than 10% of  the
outstanding voting securities of  any insurance
company to be held in the Fund Account (1940 Act
Section12(d)(2)); or
4	purchase securities of or any interest in any person
who is a broker, a dealer, is engaged in the
business of underwriting, is an investment adviser
to an investment company or is a registered
investment adviser under the Investment Advisers Act
of 1940 unless
a.	such purchase is of  a security of any issuer
that, in its most recent fiscal year, derived
15% or less of its gross revenues from
securities-related activities (1940 Act Rule
12d3-l(a)), or
b	despite the fact that such purchase is of any
security of any issuer that derived more than
15% of  its gross revenues from securities-
related activities:
(1)	immediately after the purchase of any
equity security, the Fund Account would not
own more than 5% of  outstanding securities
of that class of the issuer's equity
securities (1940 Act Rule 12d3-1(b)(1));
(2)	immediately after the purchase of  any debt
security, the Fund Account would not own
more than 10% of the outstanding principal
amount of  the issuer's debt securities
(1940 Act Rule 12d3-1(b)(2)); and
(3)	immediately after the purchase, not more
than 5% of the value of the Fund Account's
total assets would be invested in the
issuer's securities (1940 Act Rule 12d3-
1(b)(3)).
C.	The Sub-Adviser will manage the Fund Account so that no
more than 10% of the gross income of the Fund Account is derived from any source other than dividends, interest, payments with respect to securities loans (as defined in IRC Section512(a)(5)), and gains from the sale or other disposition of stock or securities (as defined in the 1940 Act Section2(a)(36)) or foreign currencies, or other income (including, but not limited to, gains from options, futures, or forward contracts) derived with respect to the Fund's business of investing in such stock, securities, or currencies (IRC Section851(b)(2))

Dated: May 16, 2011


SCHEDULE C
RECORD KEEPING REQUIREMENTS
Records To Be Maintained by the Sub-Adviser:
A.	(Rule 31a-1(b)(5) and (6)).  A record of  each brokerage
order, and all other portfolio purchases and sales, given
by the Sub-Adviser on behalf of the Fund Account for, or
in connection with, the purchase or sale of securities,
whether executed or unexecuted Such records shall
include:
1.	the name of the broker;
2.	the terms and conditions of  the order and of any
modification or cancellation thereof;
3.	the time of  entry or cancellation;
4.	the price at which executed;
5.	the time of receipt of a report of  execution; and
6.	the name of the person who placed the order on
behalf of the Fund Account.
B.	(Rule 31a-l(b)(9)).  A record for each fiscal quarter,
completed within ten (10) days after the end of the
quarter, showing specifically the basis or bases (e.g.,
execution ability, execution and research) upon which the
allocation of orders for the purchase and sale of
portfolio securities to named brokers or dealers was
effected, and the division of brokerage commissions or
other compensation on such purchase and sale orders.
Such record:
1.	shall include the consideration given to:
a.	the sale of shares of the Trust by brokers or
dealers;
b.	the supplying of services or benefits by brokers
or dealers to:
(1)	the Trust,
(2)	the Adviser,
(3)	the Sub-Adviser, and
(4)	any person other than the foregoing; and
c	any other consideration other than the technical
qualifications of the brokers and dealers as
such;
2.	shall show the nature of the services or benefits
made available;
3.	shall describe in detail the application of any
general or specific formula or other determinant
used in arriving at such allocation of purchase and
sale orders and such division of brokerage
commissions or other compensation; and
4.	shall show the name of the person responsible for
making the determination of such allocation and such
division of  brokerage commissions or other
compensation
C	(Rule 31a-l(b)(l0)).  A record in the form of an
appropriate memorandum identifying the person or persons,
committees or groups authorizing the purchase or sale of
portfolio securities.  Where an authorization is made by
a committee or group, a record shall be kept of  the
names of its members who participate in the
authorization.  There shall be retained as part of this
record: any memorandum, recommendation or instruction
supporting or authorizing the purchase or sale of
portfolio securities and such other information as is
appropriate to support the authorization.
D	(Rule 31a-1(f)).  Such accounts, books and other
documents as are required to be maintained by registered investment advisers by rule adopted under Section 204 of the Investment Advisers Act of 1940, to the extent such records are necessary or appropriate to record the Sub-
Adviser's transactions with respect to the Fund Account.

Dated:	May 16, 2011